FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102

G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
  ---------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                 May 20, 2003


Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  CHERIE  CASPER  BENNETT

                         Re: Form SB-2 registration statement filed by The KingThomason Group, Inc.
                                 Commission  File  No.  333-90820
Gentlemen:

     The  captioned   registration  statement  was  declared  effective  by  the
Commission at 4:30 PM on July 11, 2002. We have made changes in the registration statement and submit Post-Effective Amendment No. 4 for filing herewith.

     All  changes  made  were  to  add  the   registrant's  interim  (unaudited)
financial statements for the quarter ended 3-31-03 and make the corresponding changes in the MD&A.

     Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax
(405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                               Sincerely,

                              /s/  Thomas  J.  Kenan

                              Thomas  J.  Kenan
                              e-mail:  kenan@ftpslaw.com
Enclosure

cc:     T.E.  King  III
        Hamid  Kabani,  C.P.A.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          Commission File No. 333-90820

                  POST-EFFECTIVE AMENDMENT NO. 4 TO FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          The KingThomason Group, Inc.
                 (Name of small business issuer in its charter:

      Nevada                          6411                       73-1602395
 --------------               --------------------             --------------
   (state  of                 (Primary  SIC number             (IRS  Employer
 incorporation)                                                 I.D.  Number)


    3180 Crow Canyon Place, #205, San Ramon, CA 94583 Telephone 925-905-5630
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


    3180 Crow Canyon Place, #205, San Ramon, CA 94583 Telephone 925-905-5630
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    Capitol Document Services, Inc., 202 S. Minnesota Street, Carson City, NV
                             Telephone 775-884-0490
     ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
              Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                      201 Robert S. Kerr Avenue, Suite 1000
                            Oklahoma City, OK 73102
                             Telephone 405-235-2575

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     Calculation  of  Registration  Fee

   Title  of                         Proposed      Proposed
  each  class                        maximum       maximum
 of  securities    Dollar  amount    offering      aggregate      Amount  of
    to  be             to  be          price       offering      registration
  registered         registered      per  unit      price            fee
 --------------    --------------    ---------     ---------     ------------
 Common  Stock         $98,900(1)     $ (2)         $ (2)            $38.00(2)

(1) 200,000 shares earlier registered for resale by and pursuant to this registration statement are no longer offered for sale and are withdrawn from registration.

(2) These shares are to be offered by nine selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.20 and an ask price of $0.25 on June 14, 2002 on the OTC Bulletin Board. Reg. 230.457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS



                          THE KINGTHOMASON GROUP, INC.

                         98,900 Shares of Common Stock

     98,900 shares of Common Stock are being offered by nine selling security holders. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holders and for the payment of their brokerage commissions.

     The selling security holders will offer the 98,900 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.



                           --------------------------
               Our Common Stock trades on the OTC Bulletin Board.
                          Its trading symbol is "KGTH".
                           --------------------------



The  purchase  of  these  shares          Neither  the  Securities and  Exchange
involves  a  high  degree  of risk.       Commission  nor  any state  securities
See "Risk Factors,"  beginning  on        commission has approved or disapproved
page  1.                                  these   securities  or  determined  if
                                          this offering  memorandum  is truthful
                                          or complete.   Any  representation  to
                                          the contrary is a criminal  offense.



                          The KingThomason Group, Inc.
                          3180 Crow Canyon Place, #205
                              San Ramon, CA 94583
                             Telephone 925-905-5630


                                 May ___, 2003

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Summary                                                                      1

Risk  Factors                                                                1
     1.     We  have  no  history  of  profitable  operations.               1
     2.     It  is  likely  that  trading  in  our  stock  will
            be  volatile and  limited.                                       2
     3.     Our  success  may  depend  on  our  ability to
            retain key personnel.                                            2
     4.     Should  a  change  in  management  seem  necessary,
            it  will be  difficult  for  the  non-management
            shareholders to  do  this.                                       2
     5.     We  do  not  intend  to  pay  dividends.                         2
     6.     We  indemnify  most  acts  of  our  officers  and  directors.    2

Use  of  Proceeds                                                            2

Determination  of  Offering  Price                                           3

The  Selling Security Holders                                                3

Plan  of  Distribution                                                       3

Legal  Proceedings                                                           4

Directors,  Executive  Officers,  Promoters  and  Control  Persons           4

Security  Ownership  of  Certain  Beneficial  Owners  and  Management        8

Description  of  Securities                                                  9
     Common  Stock                                                           9
          Voting  Rights                                                     9
          Dividend  Rights                                                   9
          Liquidation  Rights                                                9
          Preemptive  Rights                                                 9
          Registrar and Transfer Agent                                      10
          Dissenters'  Rights                                               10
     Preferred  Stock                                                       10

Interest  of Named Experts and Counsel                                      10

Indemnification                                                             10

Description  of  Business                                                   11

     Business  Development                                                  11
     Our  Business                                                          12
          Revenue  by  Sectors                                              13
          Distribution  Methods                                             13
          Dependence  on Major Customers or Suppliers                       14
          Patents,  Trademarks and Licenses                                 14
          Government  Approval  of  Principal  Products  or  Services       14
          Government  Regulations                                           14
          Research  and  Development                                        14
          Environmental  Laws                                               14
          Employees                                                         15
          Seasonality                                                       15

Management's  Discussion  and Analysis                                      15
     Overview                                                               15
     Results  of  Operations                                                15
     Outlook                                                                16
     Balance  Sheet  Items                                                  16
     Liquidity  and  Capital Resources                                      16

Description  of  Properties                                                 17

Certain  Relationships  and  Related  Transactions                          17
     Transactions  with Promoters                                           17
     KingThomason's Transactions with Management                            18

Market  for  Common  Equity  and  Related  Stockholder  Matters             19
     Holders                                                                19
     Dividends                                                              19

Penny  Stock  Regulations                                                   19

Executive  Compensation                                                     21
     Stock  Options                                                         21
     Directors                                                              22
     Employment  Contracts                                                  22

Changes  in  and  Disagreements  with  Accountants  on  Accounting
and  Financial  Disclosure                                                  22

Reports  to Security Holders                                                23

Legal  Matters                                                              23

Financial Statements                                                        23

                                    SUMMARY

     The Company. Our company, The KingThomason Group, Inc., creates, develops and markets high-margin, proprietary, insurance and financial service products for underdeveloped niche markets. A significant portion of our available resources are presently allocated to bringing to market -

     -  our  Basic  Major  Medical  Plan  and

     -  our  Medical  Accounts  Receivable  Credit  Card  Program.

We have agreements with two physicians' associations to market our Medical Accounts Receivable Credit Card Program to their doctors. The associations are-

     - Los Angeles Foundation for Medical Care (through its agent, Cal-Centurion Management Insurance Services), an organization with 9,000 physician members and 80 hospital members, whose members currently have approximately $1.4 billion in outstanding accounts receivable of which approximately 75 percent are less than one year old, and

     - The IPA Association of America, an organization with approximately 330,000 physician members.

       We  have  directed  our  efforts  since  our  founding  in  1998:

       -  to  organizing  and  financing  our  company,

       -  to developing our  insurance  and  financial  services  products,  and

       - to entering into agreements with other companies or associations that we believe will assist us in marketing our products.

                                  RISK FACTORS

     The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

     1.  We  have  no  history  of  profitable  operations.
         --------------------------------------------------

          Our company is a development stage corporation. It was organized in 1998 and is not today operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

     2.  It is likely that trading in our stock will be volatile and limited.
         --------------------------------------------------------------------

          Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

     3.  Our  success  may  depend  on  our  ability to retain key personnel.
         --------------------------------------------------------------------

          We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are T.E. King III, president and chief financial officer; Hume A. "Tom" Thomason, corporate secretary and a director; Ralph Mele, chief operating officer; and Richard Michel, a director of our KingThomason Credit Cards Services, Inc., subsidiary. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

     4.  Should a  change in management seem necessary, it will be difficult for
         -----------------------------------------------------------------------
the  non-management  shareholders  to  do  this.
------------------------------------------------

         The company's officers and directors and their affiliates own approximately 77.6 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

     5.  We  do  not  intend  to  pay  dividends.
         ----------------------------------------

         For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

     6.  We  indemnify  most  acts  of  our  officers  and  directors.
         -------------------------------------------------------------

         Pursuant to the Nevada Business Corporation Act, under most circumstances the company's officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company's business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

                                USE OF PROCEEDS

     All proceeds from the sale of the 98,900 shares of common stock offered herein will go to the selling security holders for their own personal use after the payment of any brokerage commissions.

                        DETERMINATION OF OFFERING PRICE

     Each of the selling security holders proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

                          THE SELLING SECURITY HOLDERS

     There are nine selling security holders of the 98,900 shares of common stock of The KingThomason Group offered hereby. None has had any position, office or material relationship within the past three years with The KingThomason Group or any of its predecessors or affiliates other than the family relationships noted below. The amount of shares of common stock of KingThomason owned by each selling security holder before the offering, the amount to be offered for the security holder's account, and the amount and percentage of the outstanding shares of common stock to be owned after the offering is complete is set forth below.

                                           Amount of Common Stock
                          -------------------------------------------------------
                                                         Owned  After       %  of  Class  to  be
    Selling                 Shares          Shares         Offering        Owned  After  Offering
Security  Holder          Owned  Now       Offered       Is  Complete           Is  Complete
----------------          ----------       -------       ------------      ----------------------
Professional  Sports
  Investments,  Inc.         7,500           7,500                0                  0
Jeff  Thomason (1)         405,872          20,000          385,872                2.6
Thomas  Clock                5,000           5,000                0                  0
Jerry  Audiat                3,000           3,000                0                  0
Karyn  Thomason  (1)           400             400                0                  0
Suzanne  Cohan               1,000           1,000                0                  0
Jay  Farrell                 5,000           5,000                0                  0
Scott  Sullivan              2,000           2,000                0                  0
Weldon  Hall                55,000          55,000                0                  0
------------------------

 (1) Son or daughter of Hume A. Tom Thomason, corporate secretary and a director of the company.

                              PLAN OF DISTRIBUTION

     The selling security holders may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The selling security holders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     With respect to the plan of distribution for the sale by the selling security holders as stated above,

- if the securities are sold in block transactions and the purchasers wish to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

- if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

     The company has been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                LEGAL PROCEEDINGS

     Neither KingThomason nor any of its property is the subject of any pending or threatened judicial proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the company and a description of the business experience of each.

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the KingThomason Group and of its subsidiaries and a description of the business experience of each.

                KingThomason, Inc. (the Nevada holding company)
                -----------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 35           President,                   7-00            12-03
                            Chief Financial Officer      7-00            12-03
                            and Director                 7-00            12-03

Hume A. "Tom" Thomason, 60  Secretary and                7-00            12-03
                            Director                     7-00            12-03

Ralph Mele,  66             Chief Operating Officer      4-02            12-03

William T. Waler, Jr., 67   Director                     4-02            12-03

Arthur Mele, 61             Vice President of            4-02            12-03
                            Communications

Steven A. Cerra, 55         Vice President of Sales      4-02            12-03

                        KingThomason, Inc. (California)
                        -------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 35           Chief Financial Officer,     9-98            12-03
                            Secretary and                9-98            12-03
                            Director                     9-98            12-03

Hume A. "Tom" Thomason, 60  President, Director          9-98            12-03

                      KingThomason Financial Services, Inc.
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 35           Chief Financial Officer,     4-02            12-03
                            Secretary and                4-99            12-03
                            Director                     4-99            12-03

Hume A. "Tom" Thomason, 60  Director                     4-99            12-03



                    KingThomason Credit Cards Services, Inc.
                    ----------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 60  Director                     1-00            12-03

T.E. King, III, 35          President,                   1-00            12-03
                            Chief Financial Officer,     1-00            12-03
                            Secretary and                1-00            12-03
                            Director                     1-00            12-03

Richard Michel, 62          Director                     1-01            12-03

                         KingThomason Franchising, Inc.
                         ------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 60  Director                     8-00            12-03

T.E. King III, 35           President,                   8-00            12-03
                            Chief Financial Officer,     8-00            12-03
                            Secretary and                8-00            12-03
                            Director                     8-00            12-03

     Business  Experience:

     T.E. "Tim" King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

     Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 1965 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.

     Ralph Mele - Chief Operating Officer. Mr. Mele is responsible for the operational functions of the group with 29 years of executive and senior management experience; he is involved on a daily basis with all aspects of servicing both KTG and KTCC. Most recently Ralph was one of the founders of ZANTAZ, Inc. a financial services Internet Company, formed in 1998, and served as President and CEO until January 2001. His expertise is in recruiting and developing strong management teams in sales, marketing, engineering, and technical support. He has developed key strategic alliance partnerships and set up sales distribution channels in North America, Europe, and the Pacific Rim. Prior to ZANTAZ, he was President and COO of Zapex Technologies, Inc; he was responsible for all aspects of the company's operations. Ralph has served as Senior Executive VP of Worldwide Sales & Service at MasPar Computer Corporation, Senior VP of North American Operations at Silicon Graphics and Eastern Region Area Manager at Hewlett-Packard Corporation. He holds a BSEE degree from the University of Michigan.

     Steven A. Cerra, Ph.D. - Vice President of Sales. Steve is currently responsible for the field sales and marketing of KTCC products. He most recently operated a healthcare consultancy and offered services to a wide variety of clients including both healthcare and workers compensation TPAs, health insurance and reinsurance carriers, medical malpractice carriers, managed behavioral healthcare companies, pharmacy benefit management companies, vision benefit management companies, HMOs and healthcare service providers and preferred provider organizations. He served as Vice President, Sales & Marketing and Provider Relations for a California, statewide medical-surgical preferred provider organization whose principal owners were UniHealth America and the Adventist Healthcare System West. He also functioned as a liaison to the ownership's two HMOs, its product development officer and provider excess of loss reinsurance intermediary for its captivated contracts. Throughout Mr. Cerra's distinguished career he has held several senior sales and marketing roles in the healthcare industry. Mr. Cerra lives in southern California and has a Ph.D. from the University of Southern California.

     William T. Walker Jr. - Board of Directors. Bill Walker is an outside director with extensive experience in the investment banking and corporate management arena. During his career he has run his own investment-banking firm, Walker Associates. Additionally, he has served as Executive Vice President, Manager Investment Banking, Member of the Board and Executive Committee, Chairman of the Underwriting Committee at BATEMAN EICHLER, HILL RICHARDS, Partner, Manager of the Syndicate Department and Supervisor of the Institutional Department in the New York headquarters for GLORE FORGAN, WILLIAM R. STAATS & CO. He has been directly involved with and responsible for the financial planning, direction and performance of both the Corporate Finance Departments and the Syndicate Departments. He has consulted with corporations in preparation for public and private offerings and private financing as well as assisted public companies with their financial public relations. He holds a degree from Stanford University, Palo Alto California and Culver Military Academy, Culver Indiana. He also served in the United States Air Force and California Air National Guard.

     Arthur Mele - Director of Communications. Mr. Arthur Mele is uniquely qualified to develop compelling integrated corporate marketing with clear consistent branding and effective messaging. He has extensive marketing and communication experience, with special emphasis on creative problem solving, strategic direction, product positioning and campaign development and management. He has an extensive film and video production background. Most recently Arthur held the Director of Marketing Communications position at ZANTAZ Inc. where he coordinated implemented and managed marketing programs that helped result in the acquisition of several major new customers. Prior to ZANTAZ he was Creative Director for the Rutherford Bolen Group one of the fastest growing privately held design companies in the Santa Clara Valley where he managed a nine person marketing team responsible for worldwide sales and promotional material. At Campbell-Ewald Advertising, in New York and Los Angeles he held Senior Art Director, Creative Director and Head of Broadcast positions, following that experience Arthur created the Edgewood Knoll Studios, a Los Angeles based Production Company producing major commercials, television programming and feature films. He graduated in 1965 from the University of Michigan School of Architecture and Design, where he majored in information design and communications.

     Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 50 percent of his time to the business of KingThomason.

     No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

     -  bankruptcy,

     - criminal proceedings (excluding traffic violations and other minor offenses), or

     - proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

     - Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows information as of March 31, 2003 with respect to each beneficial owner of more than 5 percent of each class of voting stock of the company and to each of the officers and directors of the company individually and as a group:

                                                    No. of Shares     % of Class
                                                    -------------     ----------

T.E.  King  III
3180  Crow  Canyon  Place,  Suite  205
San  Ramon,  CA  94583
                                                       5,793,464          38.5

Hume  A.  ("Tom")  Thomason
3180  Crow  Canyon  Place,  Suite  205
San  Ramon,  CA  94583                                 5,193,463          34.5

Ralph  Mele
1145  Pinetto  Place
Pleasanton,  CA  94566                                         0             -

Richard  Michel
1275-4  Sea  Cliff  Court
Ventura,  CA  93003                                      131,062           0.9

William  T.  Walker,  Jr.
P.  O.  Box  10684
Beverly Hills, CA 90213                                        0             0

Arthur  Mele
4041  West  Lakeshore  Drive
San Ramon, CA 94583                                            0             0

Steven  A.  Cerra
2128  Victoria  Drive
Santa Ana, CA 92706                                            0             0


Officers and Directors as a Group (7 persons)         11,167,989          73.9


                            DESCRIPTION OF SECURITIES

     The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently outstanding 15,119,900 shares of Common Stock are fully paid and nonassessable.

Common  Stock
-------------

     Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

     Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

     Registrar and Transfer Agent. The company's registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

     Dissenters' Rights. Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

Preferred  Stock
----------------

     The  company  is  also  authorized  to issue 10 million shares of Preferred
Stock,  $0.001  par  value.  No  shares  of  Preferred  Stock  have been issued.

     The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan is attributed the ownership of 135,548 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 71,019 of these 135,548 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the 71,019 shares owned of record by such trust, which were acquired by the trust in a distribution of shares, pro rata, to the shareholders of SuperCorp Inc. in 2001. Mr. Kenan received 14,529 shares of common stock of the company in this same distribution of shares to the shareholders of SuperCorp in 2001. Mr. Kenan is a director and the corporate secretary of SuperCorp. Mr. Kenan received 50,000 shares of common stock of KingThomason in exchange for $20,000 worth of legal services he performed for KingThomason in 2000 and 2001.

                                INDEMNIFICATION

     Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With   respect  to   any  criminal  action   or  proceeding,   these   same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, KingThomason may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Business  Development.
----------------------

     The KingThomason Group, Inc. was incorporated in Nevada on November 8, 2000. On December 7, 2001 it was the surviving corporation in a merger between it and KingThomason, Inc., which was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders of KingThomason, Inc. operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.) On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which thereby owned 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group was terminated, and on December 7, 2001, the merger between The KingThomason Group, Inc. and KingThomason, Inc. was effected. The historical financial statements of the post-merger company are those of KingThomason, Inc.

Our  Business.
--------------

     We specialize in creating, developing, and marketing, across our divisions, high margin, proprietary, insurance and financial service products for overlooked and/or underdeveloped niche markets. Our proprietary insurance and financial services products accounted for 40 percent of 2000 net revenues, 50 percent of 2001's and 60 percent of 2002's, years principally devoted to research and product development. Now that our TotalRecovery Medical Accounts Receivable Credit Card Program and our SpectraOne Basic Major Medical Plan have come on stream, our proprietary products should exceed 90 percent of 2003's net revenues.

     Our insurance operations operate much as an insurance company but we are not involved directly in the adjudication of claims or issuance of policies. Of significant importance, we assume no insurance underwriting risk. This is made possible through reinsurance treaties. It is affordable because of higher profit margins on our proprietary insurance products. Further, because of our unusual corporate structure, we do not require the traditional large staff and physical facility normally associated with large insurance operations. We can still grow at high rates while recording significantly higher-than-industry profit margins.

     The following is a brief description of our two principal operating divisions:

     1.   KingThomason  Credit  Card  Services
          ------------------------------------

          This is the TotalRecovery Medical Accounts Receivable Credit Card Program that contracts with physicians and hospitals to convert their outstanding patient-pay accounts receivable into performing credit card assets. These assets, once "seasoned" as performing credit cards (a 12-month period), can be readily sold in liquid asset backed securities markets, currently at 118% of par. KingThomason retains 30 percent of the proceeds from the sale of the assets, with 70 percent being paid to the physicians or hospitals. The current contract, with the largest medical foundation in the United States, provides us with a total available market of $1.4 billion in outstanding accounts receivable. We anticipate a 15 percent conversion rate. The program offers a solution that will recover a higher percentage of accounts receivable and in less time than traditional collection agencies. It costs the physicians less and is expected to repatriate the patients with their physicians.

          TotalCare Medical Bill Consolidation Program is a national medical bill consolidation program that allows credit counseling agencies to consolidate their client's medical bills, improve the client's credit, pay off the creditors in 15 months, obtain fair share and get the client out of debt in 36 months. The Program utilizes KingThomason's existing medical receivables credit card platform. TotalCare provides a credit card that easily consolidates all of their medical bills as well as a fair-share payment as a source of revenue for the non-profit CCA's. Forty percent of all the people seeking debt management services have consolidated medical bills exceeding $1000.

     2.   KingThomason  SpectraOne  Basic  Major  Medical  Plan
          -----------------------------------------------------

          This program provides a basic major medical plan to an underserved market of uninsured or underinsured people. It is affordable to a huge market that can't pay for all-inclusive medical insurance but needs more protection than a hospital-only plan with minimal coverage. With $2,000,000 in coverage, the plan offers an affordable alternative to little or no medical insurance. The plan features a simplified application, is easy for an agent to sell, pays a high commission and costs, on average, only fifty percent of an all-inclusive medical insurance plan. The BMMP will be underwritten by Zurich Financial Services Group's Empire Fire and Marine Insurance; A (excellent) rated by A.M. Best, the insurance industry's premier rating company.

     We use the Internet for marketing, communication and informative purposes. Products are not actually sold over the Internet; rather, the Internet presence is to provide general information as well as up-to-date account or product information for current and future clients.

     We often function as a manager of financial and insurance programs and products. We incorporate, into programs or products that we build, insurance and financial product components from other insurance and financial services companies. We then produce marketing materials and market the products, but our insurance division does not assume responsibility for underwriting losses, paying claims, writing policies, and our credit card division extends no credit.

     Our Medical Accounts Receivable Credit Card Program, for instance, employs two financial products -

     -  issuance  of  a  private  labeled,  multi-purpose  Visa Credit Card, and

     - the sale of performing credit card assets at or above par value in the asset backed securities market.

Revenue by Sectors. Our revenues from each of our subsidiaries during 2000, 2001 and 2002 are as follows:

                                                 2000         2001        2002
                                               --------     --------    -------
KingThomason, Inc.                             $247,007     $103,200     $8,744
KingThomason Financial Services                $277,176      $85,715    $14,156
KingThomason Credit Card Services                     0                      $0
KingThomason Franchising                              0                      $0


Distribution  Methods.
----------------------

     We distribute, or in some instances plan to distribute, our products through existing broker networks and our own agents. We distribute our insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur
J.  Gallagher  &  Co.

     Our agents are independent contractors and sell and promote all of our products and services.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     We  are  not  dependent  on  one  or  a  few  customers.

     The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson Pilot's. Jefferson Pilot may change or modify the agreement with proper notification to us. Either party may terminate the agreement by written notification of termination.

     Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents,  Trademarks  and  Licenses.
------------------------------------

     We have a Trademark pending for the name SpectraOne, the name of our Basic Major Medical Plan and a Copyright Use Mark for TotalCare and TotalRecovery, our Medical Credit Card Programs. We do not license any of the products we sell that are owned by other companies.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     Because other companies provide the actual insurance that we incorporate into the products we sell, we are only required to be approved as an Agent in Good Standing by the insurance commissions where we sell these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state.

Government  Regulations.
------------------------

     The annuities we offer are underwritten by other companies. Any annuities or other estate planning products we offer must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research  and  Development.
---------------------------

     We have spent approximately $1,500,000 over the last four years in research and development activities with regard to our products. None of this has been borne by our customers.

Environmental  Laws.
--------------------

     We have no direct costs with regard to complying with environmental laws and regulations.

Employees.
----------

     At present we have 10 employees. All other agents, service providers and affiliates in our organization are "independent contractors" or consultants.

Seasonality.
------------

     There  is  no  seasonal  aspect  to  our  business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Overview.
     ---------

     The company had no business until it merged on December 7, 2001 with KingThomason, Inc. The financial statements included herein (see "Financial Statements") and the references below to the company's business operations refer also to KingThomason, Inc.'s financial statements and business operations before the merger, to which the company succeeded upon its merger with KingThomason, Inc.

     Results  of  Operations  -  Year  ending  12/31/02  Compared to Year ending
     ---------------------------------------------------------------------------
12/31/01
--------

     King Thomason's revenues for the fiscal year ended December 31, 2002 were far below those of the fiscal year ended December 31, 2001 - $22,900 in FY 2002 compared to $188,915 in FY 2001. The reasons for the decrease in revenues were two-fold - the general slowing of the economy and the effect it has had on the financial and insurance services industry. Secondly, as stated above, when it became apparent in late June that the prospects for the TotalRecovery Medical Accounts Receivable Credit Card Program and the SpectraOne Basic Major Medical Plan were so compelling, management made a strategic decision to de-emphasize all other aspects of the Group and allocate all available resources and manpower toward developing these two products in an effort to bring them both to market at the earliest possible moment.

     Operating expenses increased 9 percent during FY 2002 as compared with FY 2001. Operating expenses increased by $55,247 from $594,090 in FY 2001 to $649,337 in FY 2002.

     KingThomason had a net loss of $632,145 for FY 2002, up from a net loss of $381,426 for FY 2001, a $250,719 increase or a 66 percent increase. We covered the loss with loans of $228,623, sales of stock of $68,900 and an increase in accrued expenses of $233,647.

     Outlook
     -------

     During the Fourth Quarter, substantial time and effort were spent getting the new TotalRecovery Medical Accounts Receivable Credit Card Program as well as the unique SpectraOne Basic Major Medical Policy to market. The SpectraOne Basic Major Medical Plan started sales January 1, 2003 and the TotalRecovery Medical Accounts Receivable Credit Card Program has issued its first credit cards. Both are generating significant interest in the marketplace. With both of these proprietary new and unique products in the marketplace being sold, the Company anticipates having a positive cash flow by the end of the second quarter of 2003.

     Two factors will affect the rate of implementation of our business plan. First, the timing of receipt of sufficient funds to completely implement the TotalRecovery Credit Card Program. Second, the sales rate of our SpectraOne Basic Major Medical Plan, which began January 1.

     The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2001and December 31, 2002:

                                                      Fiscal Year Ended
                                                  -------------------------
                                                  12-31-2002     12-31-2001
                                                  ----------     ----------
Sales                                                  100%            100%

Operating expenses                                  (2,836)%           314%
                                                    -------           -----
Income from operations                              (2,736)%          (214)%

Non-operating income                                    11%             14%
                                                    -------           -----

Net income (loss) before taxes                      (2,724)%          (200)%
Net income (loss) after taxes                       (2,760)%          (202)%

     Balance  sheet  items.
     ----------------------

     Current assets of $39,003 on December 31, 2002, compares unfavorably with current liabilities of $458,183 at that time, an unfavorable current ratio of 0.148.

     Liquidity  and  Capital  Resources.
    ------------------------------------

     We are barely liquid with $30,231 cash on hand and $5,005 in commissions' receivable at fiscal 2002 year-end and current liabilities of $360,593 owed to unrelated parties. However, we had $292,170 in negative operating cash flow during 2002. We were able to maintain liquidity only by selling stock and convertible debentures - $68,900 and $210,000, respectively - and from loans of $18,623. The $97,590 in current liabilities owed to related parties is attributable to four promissory notes, the principal amounts of which are as follows:

Lender                     Relationship to KingThomason     Principal Amount     Interest Rate      Maturity  Date
------------------------------------------------------------------------------------------------------------------
T.E. King III              President  and  Director            $  6,042               6%              05-31-03

Hume A. "Tom  Thomason     Secretary  and  Director            $  3,543               6%              05-31-03

Lloyd Hartzler             Grandfather of T.E. King III        $ 49,000              10%              05-01-03

Jeff  Thomason             Son  of Hume A. Tom Thomason        $ 39,000              10%              07-01-03

It is believed that none of the above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2003 through the sale of stock.


     Results  of Operations - First Quarter of 2003 Compared to First Quarter of
     ---------------------------------------------------------------------------
2002
----

     KingThomason's revenues for Q1 2003 were below those of Q1 2002 - $2,450 in Q1 2003 compared to $5,163 in Q1 2002. The reasons for the decrease in revenues were two-fold - the general slowing of the economy and the effect it has had on the financial services industry. Secondly, a significant portion of our available resources were allocated to bringing the Basic Major Medical Plan and the Medical Accounts Receivable Credit Card Program to market, neither of which is expected to be affected by the condition of the overall economy.

     Operating expenses increased 58 percent during Q1 2003 as compared with Q1 2002. Operating expenses increased by $51,483 from $89,475 in Q1 2002 to $140,958 in Q1 2003.

     KingThomason had a net loss from operations of $150,889 for Q1 2003, up from a net loss of $61,507 for Q1 2002, an $89,382 or a 145 percent increase. We covered the loss with sales of stock of $14,050 and an increase in accrued expenses of $120,040.

     Liquidity  and  Capital  Resources
     ----------------------------------

     The Company's cash balance was $6,050 as of March 31, 2003 as compared to $49,392 on March 31, 2002. Net cash used in operating activities was $19,608 as compared to net cash used of $52,395 in the corresponding period last year. The net cash use was mainly due to a net loss of $150,889 for the quarter ended March 31, 2003. Net cash provided by financing activities amounted to $(4,573) as compared to $56,185 provided in the corresponding period last year. The increase was mainly due to receipt of cash for shares to be issued amounting to $14,050 in the quarter ended March 31, 2003. Net decrease in cash and cash equivalents for the three-month period ended March 31, 2003 was $24,181 as compared to a net increase of $3,790 in the corresponding period last year. Cash and cash equivalents were $6,050 on March 31, 2003 as compared to $49,392 on March 31, 2002.

     OUTLOOK
     -------

     During the first quarter, substantial time and effort were spent marketing the new TotalCare Medical Accounts Receivable Credit Card Program as well as the unique SpectraOne Basic Major Medical Policy. The SpectraOne Basic Major Medical Plan was approved and ready for sale starting February 1, 2003. Sales are now starting to increase as more and more of our brokerage agencies are implementing SpectraOne in their marketing strategies and the TotalCare Medical Accounts Receivable Credit Card Program is getting a lot of attention. Both are generating significant interest in the marketplace. With both of these proprietary new and unique products in the marketplace being sold, the Company anticipates having a positive cash flow by the end of the second quarter of 2003.

Two factors will affect the rate of implementation of our business plan. First, the timing of receipt of sufficient funds to completely implement the TotalRecovery Credit Card Program. Second, the sales rate of our SpectraOne Basic Major Medical Plan, which began January 1.


     KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.


                            DESCRIPTION OF PROPERTIES

     We own no plants or manufacturing equipment, only office furniture, computers and related equipment.

     We have a five-year lease on our office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions  With  Promoters
-----------------------------

     Our company, The KingThomason Group, Inc. ("the Group") was organized by SuperCorp Inc., an Oklahoma corporation, for the purpose of merging it with KingThomason, Inc. ("KingThomason"), an operating company. SuperCorp bought 1,312,500 shares of the Group at $0.001 a share for the purpose of registering them for SuperCorp's distribution ("Spinoff") of them to its 600 SuperCorp shareholders. An additional 375,000 shares of common stock of the company were purchased at $0.001 a share by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

     In  August  2000 the president of KingThomason, T.E. King III, asked Thomas
J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason in exchange for $20,000 of his legal services.

     Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each received spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who received benefits from the transaction not received by other SuperCorp stockholders.

     There are other persons that may be deemed to be "promoters" or "insiders" - the officers and other directors of SuperCorp, which persons received shares of The Group pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions. The identities of all the insiders and promoters, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

                                                                   Shares Owned Before the Merger
                                                                   -------------------------------
                                                                                                         Shares
                                                                                                     Received in the
  Insider  or  Promoter         Position  with  SuperCorp           The  Group       KingThomason        Spinoff
  ---------------------         -------------------------           ----------       ------------    ---------------
T.E.  King  II               Director  of  SuperCorp                  375,000              0              85,284
Thomas  J.  Kenan            Director and Secretary of SuperCorp            0         50,000              85,284
John E. Adams                Director and President of SuperCorp            0              0              85,284
George W. Cole               Director of SuperCorp                          0              0              87.303
Ronald Wallace               Director of SuperCorp                          0              0              85,284

     None of the persons listed in the table above as an insider or promoter has been, in the last five years -

     - the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

     - convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

     - subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

     - found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

KingThomason's Transactions with Management. In 1999 KingThomason borrowed $97,585 for operating capital from two officers and directors of the company and from two family members of such persons. The details of the transactions are set forth above in "Management's Discussion and Analysis - Liquidity and Capital Resources."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     KingThomason 's Common Stock presently trades on the OTC Bulletin Board under the symbol KGTH, having been added to the OTC Bulletin Board on March 11, 2002. The high and low bid and asked prices, as reported by the OTC Bulletin Board, are as follows for the first three quarters of 2002. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                         High         Low
                                        -----        -----
     2002:
          1st  Qtr                      $            $
          2nd  Qtr                      $0.65        $0.20
          3rd  Qtr                      $0.3         $0.07
          4th  Qtr                      $0.45        $0.1

     Holders. Based on information provided by our transfer agent, the company had 526 shareholders of record of its common stock on May 14, 2003.


     Dividends. The company has declared no dividends on its Common Stock. There are no restrictions that would or are likely to limit the ability of the company to pay dividends on its Common Stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its business.

                            PENNY STOCK REGULATIONS

     There is no way to predict a price range within which the company's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, the company's common stock, initially at least, would be subject to the rules governing "penny stocks."

     A  "penny  stock"  is  any  stock  that:

     -  sells  for  less  than  $5  a  share,

     - is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

     - is not a stock of a "substantial issuer." The company is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

     There  are  statutes  and  regulations   of  the  Securities  and  Exchange
Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The  above  exercise  delays  a   proposed  transaction.   It  causes  many
broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     -  transactions  not  recommended  by  the  broker-dealer,

     -  sales  to  institutional  accredited  investors,

     - sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     - transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

          The  Penny  Stock  Disclosure  Rule
          -----------------------------------

     Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     The company's shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                             EXECUTIVE COMPENSATION

     The directors of KingThomason Group and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason Group and its subsidiaries received from it an aggregate of $64,250 of compensation in the last fiscal year for their services in all capacities.

     Mr.  King,  our  president,  received  a  salary  in  2002  of  $29,250.

     The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.

                                                Awards
                                        -------------------------
          Annual  Compensation                         Securities
-------------------------------------                  ----------
                                                       Underlying         Payouts
                         Other Annual   Restricted     Options/    LTIP       All  Other
Year   Salary   Bonus    Compensation   Stock Awards   SARS (#)    Payouts    Compensation
----   ------   ------   ------------   ------------   ----------  -------    ------------
2002  $29,250        0            0              0      100,000        0              0
2001  $32,000        0            0              0            0        0              0
2000  $34,500        0            0              0            0        0              0

     Stock  Options.

     Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 1,020,000 options to management employees exercisable over the next five years.

                              Option/SAR Grants in Last Fiscal Year
----------------------------------------------------------------------------------------------
                                        Individual Grants
----------------------------------------------------------------------------------------------
                                                  % of Total
                                                 Options/SARs
                       Number of Securities       Granted to
  Name of Executive         Underlying           Employees in                       Expiration
     Officer           Options/SARs Granted      Fiscal Year       Exercise Price      Date
----------------------------------------------------------------------------------------------
T.E. King III                100,000                 9.8%              $0.25           09-07
Hume A. Thomason             100,000                 9.8%              $0.25           09-07
Ralph Mele                   500,000                49.0%              $0.25           09-12
Arthur Mele                  120,000                11.8%              $0.25           09-12
Steve Cerra                  200,000                19.6%              $0.25           09-12

           Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
 -------------------------------------------------------------------------------------------------------------
                          Shares              Number of Securities Underlying     Value of Unexercised In-the-
                         Aquired                 Unexercised Options/SARs at         Money Options/SARs at FY-
                           On           Value               FY-End (#)                           End ($)
      Name of          On Exercise    Realized
 Executive Officer         (#)           ($)      Exercisable/Unexercisable         Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
T.E. King III               0            $0               0 / 100,000                      $0 / $15,000
Hume A. Thomason            0            $0               0 / 100,000                      $0 / $15,000
Ralph Mele                  0            $0               0 / 500,000                      $0 / $75,000
Arthur Mele                 0            $0               0 / 120,000                      $0 / $18,000
Steve Cerra                 0            $0               0 / 200,000                      $0 / $30,000


     Directors. There are no arrangements pursuant to which directors of the company are compensated for their services as a director.

     Employment Contracts. The company has no employment contracts with any person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person's employment with the company or its subsidiaries or from a change in control of the company or a change in a person's responsibilities following a change in control of the company.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective on December 12, 2001 the principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned as the Registrant's independent accountant. The reports of Hogan & Slovacek on financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope or accounting principles during the past two years or the interim period to December 12, 2001.

     During the past two years or interim periods prior to December 12, 2001, there were no disagreements between the Company and Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     On December 12, 2001 the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to December 12, 2001 neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application or accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

     The decision to change accountants was recommended and approved by the board of directors.

                          REPORTS TO SECURITY HOLDERS

     We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. KingThomason is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                  LEGAL MATTERS

     Thomas J. Kenan, Esq. of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer and sale of the shares offered herein.

                              FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
     The  KingThomason  Group,  Inc.  and  Subsidiaries:
     Independent  Auditors'  Report                                          F-1
     Consolidated  Balance  Sheet  December  31,  2002                       F-2
     Consolidated  Statements  of  Operations  for  the  Years  Ended
          December  31,  2002  and  2001                                     F-3
     Consolidated Statement of Stockholders' Equity (Deficit) for the
          Year  Ended  December  31,  2002  and  2001                        F-4
     Consolidated  Statements  of  Cash  Flows  for  the  Year
          Ended  December  31,  2002  and  2001                              F-5
     Notes  to  Consolidated  Financial  Statements                          F-6

     Consolidated Balance Sheet March 31, 2003 (Unaudited)                  F-18
     Consolidated Statements of Operations (Unaudited)                      F-19
     Consolidated Statements of Cash Flows for the
          Three Month Period Ended March 31, 2003 and 2002 (Unaudited)      F-20
     Notes to Unaudited Consolidated Financial Statements                   F-21

                          INDEPENDENT AUDITORS' REPORT


To  the  Stockholders  and  Board  of  Directors
The  KingThomason  Group,  Inc.

We have audited the accompanying consolidated balance sheet of The KingThomason Group, Inc, a Nevada Corporation and subsidiaries (the "Company") as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The KingThomason
Group, Inc and subsidiaries as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of 1,042,932 and excess of total liabilities over total assets of $600,465 on December 31, 2002. These factors as discussed in Note 18 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Kabani  &  Company,  Inc.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  12,  2003

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002


                                     ASSETS
                                     ------

CURRENT  ASSETS:
     Cash & cash equivalents                                       $     30,231
     Commission  receivable,  net  of  allowance  of
       insurance  policy  cancellations of $2,000                         5,005
     Prepaid Expenses                                                     3,767
                                                                   ------------
          Total current assets                                           39,003

PROPERTY AND EQUIPMENT, net                                              28,715
                                                                   ------------

                                                                   $     67,718
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
     Accounts payable & accrued expenses                           $    287,790
     Note payable, bank                                                  18,623
     Loan from officer                                                    9,590
     Note payable, related parties-current                               88,000
     Note payable, Others                                                54,180
                                                                   ------------
          Total current liabilities                                     458,183


NOTES PAYABLE                                                           210,000

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Preferred  stock,  $0.001 par  value;
       10,000,000  shares  authorized;  none  issued                          -
     Common  stock,  $0.001  par  value;
       40,000,000  shares  authorized;  15,119,900  shares  issued
       and outstanding at December 31, 2002                              15,120
     Additional paid in capital                                         482,347
     Shares to be issued                                                 38,000
     Less: Subscription receivable                                      (93,000)
     Accumulated deficit                                             (1,042,932)
                                                                   ------------
          Total stockholders' deficit                                  (600,465)
                                                                   ------------

                                                                   $     67,718
                                                                   ============


  The accompanying notes are an integral part of these consolidated financial statements.

                   KING THOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                        2002            2001
                                                   -----------     ------------
Revenues
  Securities commission                            $     7,034     $     85,715
  Insurance commission                                  15,394           41,158
  Consulting & Other commission                            472           62,042
                                                   -----------     ------------
        Net revenues                                    22,900          188,915

       Total operating expenses                        649,337          594,090
                                                   -----------     ------------

       Loss from Operations                           (626,437)        (405,175)

Non-Operating  Income  (expense):
  Interest income                                          223            3,391
  Interest expense                                     (18,719)         (13,566)
  Miscellaneous                                         21,068           36,324
                                                   -----------     ------------
Loss before income taxes                              (623,865)        (379,026)

Provision for income taxes                               8,280            2,400
                                                   -----------     ------------

Net loss                                           $  (632,145)    $   (381,426)
                                                   ===========     ============

Basic  &  diluted  weighted  average  number  of
  common stock outstanding                          15,051,440       15,000,000
                                                   ===========     ============

Basic & diluted net loss per share                 $    (0.042)    $     (0.025)
                                                   ===========     ============



  The accompanying notes are an integral part of these consolidated financial statements.

                   KING THOMASON GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                     Common  stock                                                                    Total
                                 --------------------
                                  Number of              Additional     Subscription  Shares to be  Accumulated   stockholders'
                                    shares    Amount   paid in capital   receivable      issued       deficit    equity (deficit)
                                 ----------  --------  ---------------  ------------  ------------  -----------  ----------------
Balance as of January 1, 2001    13,312,500  $ 13,312    $ 311,210       $ (58,000)    $       -   $  (29,361)       $ 237,161

Recapitalization upon merger
  on December 7, 2001             1,687,500     1,688       (1,688)              -             -            -                -

Cancellation of shares              (75,000)      (75)     (24,030)         25,000             -            -              895

Issuance of shares under
   Reg. D filings                    75,000        75      124,925        (125,000)            -            -                -

Receipt  of  cash                         -         -            -          65,000             -            -           65,000

Net  loss  for  the  year                 -         -            -               -             -     (381,426)        (381,426)
                                 ----------  --------    ---------       ---------     ---------  -----------      -----------

Balance as of
  December 31, 2001              15,000,000    15,000      410,417         (93,000)            -     (410,787)         (78,370)

Shares issued for cash               98,900        99       68,801               -             -            -           68,900

Shares issued for
  prepaid expense                    21,000        21        3,129               -             -            -            3,150

50,000 shares to be
  issued  for  service                    -         -            -               -         9,500            -            9,500

131,429  shares  to  be
  issued  for  cash                       -         -            -               -        28,500            -           28,500

Net  loss  for  the  year                 -         -            -               -             -     (632,145)        (632,145)
                                 ----------  --------    ---------       ---------     ---------  -----------      -----------

Balance as of December 31, 2002  15,119,900  $ 15,120    $ 482,347       $ (93,000)    $  38,000  $(1,042,932)     $  (600,465)
                                 ==========  ========    =========       =========     =========  ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   KING THOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 & 2001

                                                        2002          2001
                                                   -----------   ------------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Net loss                                         $   (632,145)  $   (381,426)
  Adjustments  to  reconcile  net  loss  to
    net  cash  used  in operating  activities:
      Shares  to  be  issued  for  service                9,500              -
      Shares  issued  for  prepaid  expense               3,150              -
      Depreciation and amortization                       8,199          9,173
      (Increase)/decrease in current assets:
        Commission  receivable                           33,764        152,761
        Prepaid  expenses                                 3,910              -
        Deposits                                              -         15,355
      Increase/(decrease) in current liabilities:
        Accrued expenses                                233,647         17,855
                                                   ------------   ------------
        Net cash used in operating activities          (339,975)      (186,282)
                                                   ------------   ------------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
      Acquisition  of  property  &  equipment            (1,419)             -
      Cash  acquired  in  acquisition                         -            895
                                                   ------------   ------------
        Net cash provided by (used in)
          investing activities                           (1,419)           895
                                                   ------------   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
      Payment  of  loans                                      -        (18,060)
      Proceeds  from  loans                              18,623              -
      Proceeds  from  notes payable                     210,000              -
      Proceeds from issuance of common stock             68,900              -
      Cash received for shares to be issued              28,500              -
      Cash received  against  subscription
        receivable                                            -         65,000
                                                   ------------   ------------
        Net cash provided by financing activities       326,023         46,940
                                                   ------------   ------------

 NET DECREASE IN CASH & CASH EQUIVALENTS                (15,371)      (138,447)

CASH  &  CASH  EQUIVALENTS,  BEGINNING  BALANCE          45,602        184,049
                                                   ------------   ------------

CASH & CASH EQUIVALENTS, ENDING BALANCE            $     30,231   $     45,602
                                                   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries. KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant  to  reorganization  agreement  dated  December  31,  2000, the Company
acquired  one  hundred   percent  (100%)  of  the  common  shares  of  following
subsidiaries:

(1)     King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)     King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)     King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


(5)     King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity until August 2002.

(6)     King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)     King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(8)     King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 24, 2002.

(9)     King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(10)     King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements for the period ended December 31, 2002, include the accounts of KTGI and it's wholly owned subsidiaries, KTI, KTFS, KTCC & KTIM. There was no activity for the period ended December 31, 2002 for KTNL, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

For accounting purposes, the transaction between KTGI and KT on December 7, 2001, has been treated as a recapitalization of KTGI, with KT as the accounting

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests with KTGI as the surviving entity.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 2002 and 2001, the Company only operated in one segment. Most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Revenue  Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Any adjustments to commissions are recognized in the year in which they occur. During the years ended December 31, 2002 and 2001, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Research  and  Development

Research  and  development  costs  are  expensed  as  incurred.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

3.     RECENT  PRONOUNCEMENTS

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.

The adoption of above pronouncements, did not materially impact the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on our earnings or financial position.

In June 2002, the FASB issued SFAS No. 146 " Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. This statement will not have a material impact on the Company's financial statements.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The Company does not expect adoption of SFAS No. 147 would have a material impact, if any, on its financial position, results of operations or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Companies do not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

4.     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consisted  of  following  on  December  31,  2002:

             Furniture,  fixture  and  Equipment           $    62,426
             Less:  Accumulated  depreciation                   33,711
                                                           -----------
                                                           $    28,715
                                                           ===========

5.     ACCOUNTS  PAYABLE  &  ACCRUED  EXPENSES

Accounts payable and accrued expenses consisted of the following on December 31, 2002:

             Accrued  consulting                           $   200,000
             Accrued  interest                                  42,000
             Other                                              45,790
                                                           -----------
                                                           $   287,790
                                                           ===========

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


6.     NOTE  PAYABLE-BANK

The Company has a line of credit with a bank in the amount of $19,500. As of December 31, 2002, the line of credit had an outstanding balance of $18,623. Interest paid on all corporate borrowings amounted to $1,451 and $356 for the years ended December 31, 2002 and December 31, 2001, respectively. The Line is unsecured, carries an annual interest rate of 9.5% and expires in August 2004.

7.     LOAN  FROM  OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $575 each for years ended December 31, 2002 and 2001.

8.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as of December 31, 2002. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $8,800 each for year ended December 31, 2002 and 2001.

9.     NOTE  PAYABLE  -  OTHERS

The Company has a note payable to a vendor amounting to $54,180 as of December 31, 2002. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be adjusted against the rebates the Company will receive from the vendor, subject to the Company meeting certain production requirements. The note will be adjusted at 20% of the original balance per year against the rebates earned. However, in June 2002, the Company ceased the association with the entity. Therefore, pursuant to the agreement on the note, entire amount of the note  is  due  and  recorded  as  a  current  liability.

10.    NOTE  PAYABLE-  LONG  TERM

In July 2002, the Company issued promissory notes of $190,000 bearing intrest at 12% per annum, payable in 18 months, and on November 1, 2002, the Company issued promissory notes of $20,000 bearing interest rate of 12% per annum, payable in 18 months.

The holder of the notes may extend the term for an additional 18 months with a written notice at least 30 days before the end of the term. The extended note will bear 12.5% interest rate per year. When the note is extended, two additional extension options may be made by the holder with a written notice. Each extension of the note will increase its interest rate by 0.5%. Therefore, effective interest rate will be as follows; Term one-12%, Term two-12.5%, Term three-13%, and Term four-13.5%. The interests are payable quarterly starting October 2002.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


The Company granted non-transferable Warrants to purchase, at a purchase price of $0.25 a share, four shares of common stock of the Company for each dollar of the principal amount of the note. The warrants expire on the due dates of the notes. The fair value of the warrants was calculated using Black Schole module was zero at the date of issuance using the following assumptions:

Volatility  0
Interest  rate:  5  %
Expected  life:  18  months
Dividend:  zero

Accordingly  no  proceeds  were  allocated  to  the  warrants.

11.    INCOME  TAXES

The subsidiaries of the KT had elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. However, effective December 31, 2000, the subsidiaries were acquired by KT, which is a "C corporation". Under the rules, S-corporation could not be owned 100% by a "C corporation", therefore the subsidiaries lost their statues as "S Corporation" subsequent to December 31, 2000 and are now "C Corporation".

No provision was made for Federal income tax since the Company has significant net operating loss carry-forwards. Through December 31, 2002, the Company incurred net operating losses for tax purposes of approximately $1,040,000. The net operating loss carry-forwards may be used to reduce taxable income through the year 2017 for federal and 2007 for state income tax purpose.

The gross deferred tax asset balance due to loss carry-forwards as of December 31, 2002 was approximately $416,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured. There was no significant difference between reportable income tax and statutory income tax.

For information purposes, the statements of operations for the year would include the following pro forma adjustment for income taxes which would have been recorded if the Company had been a "C" corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

12.    STOCKHOLDERS'  EQUITY

The Company issued 98,900 shares of common stock for cash of $68,900 during the period ended December 31, 2002.

The Company issued 21,000 shares of common stock for prepaid expense amounting $3,150.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


The  Company  received  cash  of  $28,500  for  131,429  shares  to  be  issued.

The Company recorded 50,000 shares to be issued for services received amounting $9,500.

13.    MAJOR  CUSTOMERS

During the year ended December 31, 2002, a majority of the Company's insurance commission income was earned from two major service provider, which accounted for approximately 85% of total insurance commission income. There was no commission receivable from that service provider as of December 31, 2002. 80% of the Company's securities commission income was earned from one major service provider during the year ended December 31, 2002.

During the year ended December 31, 2001, a majority of the Company's insurance commission income was earned from one major service provider, which accounted for approximately 85% of total insurance commission income. There was no commission receivable from that service provider as of December 31, 2001. All of the Company's securities commission income was earned from one major service provider during the year ended December 31, 2001 which accounted for 100% of the total securities commission income.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

14.    SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $6,623 and $800 for income tax in the years ended December 31, 2002 and 2001, respectively. The Company paid $1,451 and $0 for interest during the year ended December 31, 2002 and 2001, respectively.

15.    COMMITMENTS

The company leases its office facility under a five-year lease that commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for twelve-month periods ended, subsequent to December 31, 2002 are as follows:

                    Year                             Amount
                    ----                             ------
                    2003                              92,127
                    2004                              61,418
                                                  ----------
                    Total                         $  153,545
                                                  ==========

On February 1, 2002 the Company entered into a consulting agreement for 36-month period with a consultant to provide debt management, collections, capital

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


markets, financial and related advice. The Company paid $75,000 pursuant to the consulting agreement and accrued $200,000 through December 31, 2002.

16.    MERGER

KTGI agreed on January 15, 2001, to merge with KT. KTGI is the surviving corporation (Survivor), but former shareholders of KT will elect all directors and officers of the Survivor. All outstanding stock of KT in the hands of its stockholders were cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger became effective. Former officers, directors and shareholders of SuperCorp. (Parent company of KTGI) received 1,687,500 shares. After the merger, the former shareholders of KT own 88.75% of the total voting shares of the Company. The merger of KTGI and KT qualifies as a nontaxable reorganization under the tax laws of the United States. For accounting purposes, the transaction has been treated as a recapitalization of KTGI, with KT as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

17.    EARNING  PER  SHARE

Earnings per share for the years ended December 31, 2002 and 2001 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

Weighted average number of shares used to compute basic and diluted loss per share is the same in this financial statements since the effect of dilutive securities is anti-dilutive.

18.    GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $1,042,932 at December 31, 2002. The Company's total liabilities exceed its total assets by $600,465. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. In this regard, the Company received $68,900 for 98,900 shares of common stock, during the year ended December 31, 2002.

                      KING THOMASON, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003
                                  (Unaudited)


                                     ASSETS
                                     ------

CURRENT  ASSETS:
     Cash & cash equivalent                                         $     6,050

PROPERTY AND EQUIPMENT, net                                              26,246
                                                                    -----------

                                                                    $    32,296
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
     Accounts Payable and accrued expenses                          $   357,257
     Accrued Interest                                                    50,573
     Loan from officer                                                    9,590
     Note payable, related parties-current                               88,000
     Note payable, Others                                                54,180
                                                                    -----------
          Total current liabilities                                     559,600
                                                                    -----------

CONVERTIBLE NOTES PAYABLE                                               210,000

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Preferred  stock,  $0.001par  value;
       10,000,000  shares  authorized;  none  issued                          -
     Common  stock,  $0.001  par  value;
       40,000,000 shares authorized; 15,142,400 shares issued
       and outstanding at March 31, 2003                                 15,142
     Additional paid in capital                                         487,325
     Shares to be issued                                                 47,050
     Less: Subscription receivable                                      (93,000)
     Accumulated deficit                                             (1,193,821)
                                                                    -----------
          Total stockholders' deficit                                  (737,304)
                                                                    -----------

                                                                    $    32,296
                                                                    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2003 & 2002
                                  (Unaudited)

                                                        2003            2002
                                                   -------------   ------------

Revenues
Securities  commission                             $           -   $      2,359
Consulting  &  Other  Commission                           2,450              -
  Insurance  commission                                        -          2,804
                                                   -------------   ------------
          Net revenues                                     2,450          5,163

Total operating expenses                                 140,958         89,475
                                                   -------------   ------------

Loss from operations                                    (138,508)       (84,312)

Non-operating  income  (expense):
     Interest  income                                          -             60
     Interest expense                                     (9,492)        (3,130)
     Miscellaneous                                         1,111         29,075
                                                   -------------   ------------
         Total  non-operating  income  (expense)          (8,381)        26,005
                                                   -------------   ------------

Loss before income taxes                                (146,889)       (58,307)

Provision for income taxes                                 4,000          3,200
                                                   -------------   ------------

Net loss                                           $    (150,889)  $    (61,507)
                                                   =============   ============

Basic  &  diluted  weighted  average
  number of common stock outstanding                  15,120,650     15,000,000
                                                   =============   ============

Basic & diluted net loss per share                 $      (0.010)  $     (0.004)
                                                   =============   ============



  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2003 & 2002
                                  (Unaudited)

                                                        2003            2002
                                                   -------------   ------------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net loss                                      $    (150,889)  $    (63,507)
     Adjustments to reconcile net loss to net
     cash  used  in operating  activities:
       Depreciation and amortization                       2,469          2,462
       (Increase)/decrease  in  current  assets:
         Commission receivable                             5,005           (567)
         Prepaid  expenses                                 3,767              -
       Increase  in  current  liabilities:
         Accrued expenses                                120,040          9,217
                                                   -------------   ------------
       Net cash used in operating activities             (19,608)       (52,395)
                                                   -------------   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
       Payment  of  loans                                (18,623)             -
       Proceeds  from  loans                                   -         12,285
       Proceeds from issuance of common stock              5,000              -
       Cash received for shares to be issued               9,050         43,900
                                                   -------------   ------------
       Net cash provided by (used in)
         financing activities                             (4,573)        56,185
                                                   -------------   ------------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS       (24,181)         3,790

CASH  &  CASH  EQUIVALENTS,  BEGINNING  BALANCE           30,231         45,602
                                                   -------------   ------------

CASH & CASH EQUIVALENTS, ENDING BALANCE            $       6,050   $     49,392
                                                   =============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries.
KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. (KT) was incorporated in the state of Nevada on July 21, 2000. KT's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)  King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)  King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)  King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)  King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


(5)  King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity until August 2002.

(6)  King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)  King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(8)  King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 24, 2002.

(9)  King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

(10) King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception. A certificate of dissolution was filed on May 30, 2002.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements for the period ended March 31, 2003, include the accounts of KTGI and it's wholly owned subsidiaries, KTI, KTFS, KTCC & KTIM. There was no activity for the period ended March 31, 2003 for KTNL, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Basis  of  Preparation

The accompanying Interim Condensed Financial Statements are prepared in accordance with rules set forth in Retaliation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be read in conjunction with the audited financial statements for the year ended December 31, 2002. In the opinion of management, all adjustments consisting of normal reoccurring accruals have been made to the financial statements. The results of operation for the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2003.

2.     RECENT  PRONOUNCEMENTS

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the Company's earnings or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 does not have a material effect on the Company's earnings or financial position.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 does not have a material effect on the Company's earnings or financial position.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 does not have a material effect on the Company's earnings or financial position.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The adoption of SFAS 148 does not have a material effect on the Company's earnings or financial position.

On  April  30,  the  FASB  issued FASB Statement No. 149 (FAS 149), Amendment of
Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

3.     LOAN  FROM  OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $144 for the three month period ended March 31, 2003.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


4.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as of March 31, 2003. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $2,200 for the three month period ended March 31, 2003 and 2002.

5.    CONVERTIBLE  DEBENTURE

On July 15, 2002, the Company issued $90,000 worth of 12%, 18-month term, Convertible Debentures (the "Debentures"), on July 18, 2002, the Company issued an additional $100,000 worth of the Debentures with 12%, 18 month term and on October 30, 2002, the Company issued an additional $20,000 worth of the Debentures with 12%, 18 month term.

The holder may extend the term for an additional 18 months with a written notice at least 30 days before the end of the term. The extended note will bear 12.5% interest rate per year. When the note is extended, two additional extension options may be made by the holder with a written notice. Each extension of the note will increase its interest rate by 0.5%. Therefore, effective interest rate will be as follows; Term one-12%, Term two-12.5%, Term three-13%, and Term four-13.5%. The interests are payable quarterly starting October 2002. Interest for the three month period ended March 31, 2003 amounted to $6,100.

The Company granted non-transferable Warrants to purchase, at a purchase price of $0.25 a share, four shares of common stock of the Company for each dollar of the principal amount of the note. The warrants expire on the due dates of the notes.

6.     STOCKHOLDERS'  EQUITY

During the three month period ended March 31, 2003, the Company issued 22,500 shares of common stock for cash of $5,000.

During the three month period ended March 31, 2003, the Company received $9,050 for 38,500 shares of common stock to be issued

7.     COMMITMENTS

The company leases its office facility under a five-year lease that commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for twelve-month periods ended, subsequent to March 31, 2003 are as follows:

                    Year                              Amount
                    ----                          ----------
                    2004                              92,127
                    2005                              38,387
                                                  ----------
                    Total                         $  130,514
                                                  ==========

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


On February 1, 2002 the Company entered into a consulting agreement for 36-month period with a consultant to provide debt management, collections, capital markets, financial and related advice. The Company paid $75,000 pursuant to the consulting agreement in 2002 and accrued $300,000 through March 31, 2003.

8.     EARNING  PER  SHARE

Earnings per share for the three month periods ended March 31, 2003 and 2002 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

9.     SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and $3,000 interest during the three month period ended March 31, 2003 and $0 for income tax and interest in 2002.

10.    GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $1,193,821 at March 31, 2003. The Company's total liabilities exceed its total assets by $737,304. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. In this regard, during the period ended March 31, 2003, the Company received $5,000 for shares issued and 9,050 for shares to be issued.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


11.    RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the three-month period ended March 31, 2003 presentation.

                                    PART II

Item  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The general corporation law of Nevada and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

Item  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The estimated expenses of this offering, other than brokers' commissions, are as follows:

                                                 Estimated
              Item                                Amount
              ----                              -----------
     Registration  fees                         $       26
     Transfer  agent's  fees                         2,130
     Printing                                        1,000
     Legal                                           4,000
     Accounting                                      2,000
     EDGAR  provider  fees                           1,000
                                                ----------
                                                $   10,156

     The Registrant will advance all the above expenses and send invoices to each selling security holder for his or its proportionate part of the expenses.

Item  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.

     All sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

                                                                   Type of
   Date            Person          No. of Shares      Price     Consideration
-------------------------------------------------------------------------------------
11-08-00     SuperCorp Inc.          1,312,500     $  1,312.50     Cash
11-08-00     T.E. King II              375,000     $    375        Cash
02-20-02     Professional Sports
               Investments, Inc.         7,500     $  7,500        Cash
03-28-02     Jeff Thomason              20,000     $ 20,000        Cash
03-07-02     Thomas Clock                5,000     $  5,000        Cash
03-03-02     Jerry Audiat                3,000     $  3,000        Cash
03-08-02     Karyn Thomason                400     $    400        Cash
03-08-02     Suzanne Cohan               1,000     $  1,000        Cash

                                       25

03-08-02     Jay Farrell                 5,000     $  5,000        Cash
03-08-02     Scott Sullivan              2,000     $  2,000        Cash
04-25-02     Hall Weldon                55,000     $ 55,000        Cash
09-06-02     TheStockbroker.com         21,000     $  5,250        Financial public
                                                                   relations services


ITEM  27.     EXHIBITS

     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item
     -------                              ----

     3          -    Articles of Incorporation of The KingThomason Group,  Inc.*

     3.2        -    Bylaws  of  The  KingThomason  Group,  Inc.*

     5          -    Opinion  of  Thomas  J. Kenan, Esquire, on the  legality of the  securities  being  registered.++

     10.1       -    Royalty   Agreement   for   Association   Program   between
                     KingThomason  Financial   Services,  Inc.,   a   California
                     corporation,  and  California  Restaurant  Association,   a
                     California  not-for-profit  corporation.*

     10.2       -    Payor Agreement between KingThomason,  Inc.,  a  California corporation, and California Foundation for  Medical  Care.*

     10.3       -    Executive  General  Agent  Agreement  between  KingThomason
                     Insurance Company, Inc. and Jefferson Pilot Life  Insurance
                     Company.*

     10.4       -    Payor Agreement  between  KingThomason, Inc. (National Limo
                     Group)  and  California  Foundation  for  Medical  Care.*

     10.5       -    2001 Stock Option Plan  adopted  by The KingThomason Group,
                     Inc.***

     10.6       -    Strategic  Marketing  Agreement  of  April  1,  2002  Among
                     KingThomason  Credit Cards  Services,  Inc.;  International
                     Medical  Management,  Inc.;  and  The  IPA  Association  of
                     America.++

     10.7       -    Agreement of April 1, 2002 between KingThomason Credit Card
                     Services,  Inc.  and  Cal-Centurion  Management   Insurance
                     Services, Inc.,  the  agent  for   Los  Angeles  Foundation
                     for  Medical  Care.++

     10.8       -    Strategic   Marketing   Agreement   of   January  1,  2003,
                     between  KingThomason Credit Card  Services,  Inc. and Debt
                     Alliance Services, LLC.+++

     16.1       -    Letter  of  October 9, 2001  of  Coates  Accountancy  Corp.
                     agreeing  with  the  statements  made  in   a  Form  S-4 by
                     KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

     16.2       -    Letter  of  April 16, 2002  of  Hogan & Slovacek.  agreeing with  the  statements  made by The KingThomason Group, Inc.
                     concerning    its    change   of   principal    independent
                     accountants.****

     21         -    List  of  subsidiaries  of  the  Registrant**

     23         -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

     23.1       -    Consent  of  Thomas J. Kenan, Esquire, to the  reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.  (Superseded by Exhibit 23.3.)

     23.2       -   Consent of Kabani & Company, Inc.,  independent  auditors of
                    The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

     23.3       -   Consent  of  Thomas J. Kenan, Esquire,  to  the reference to him  as an attorney  who has passed upon certain information
                    contained  in   the  Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.5.)

     23.4       -   Consent of  Kabani & Company, Inc.,  independent auditors of
                    The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.6.)

     23.5       -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has  passed  upon certain information
                    contained  in  the  Registrant's  Form  SB-2    Registration
                    Statement.  (Superseded by Exhibit 23.7.)

     23.6       -   Consent  of  Kabani & Company, Inc., independent auditors of
                    The KingThomason Group, Inc. and subsidiaries.   (Superseded
                    by Exhibit 23.8.)

     23.7       -   Consent  of  Thomas J. Kenan,  Esquire,  to the reference to him  as an attorney  who has passed upon certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.9.)

     23.8       -   Consent  of  Kabani & Company, Inc., independent auditors of
                    The KingThomason Group, Inc and subsidiaries. (Superseded by Exhibit 23.10.)

     23.9       -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has  passed  upon certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.11.)

     23.10      -   Consent of  Kabani  &  Company,  Inc.,  independent auditors of  The  KingThomason  Group,  Inc.  and  subsidiaries.

     23.11      -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has passed  upon  certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001;
           incorporated  herein.

     *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on
           October 11, 2001;  incorporated  herein.

     *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

     **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

     ++    Previously filed with Form SB-2,  Commission  File # 333-90820, EDGAR
           Accession  #0001060830-02-000099   on  June  20,  2002;  incorporated
           herein

     +++ Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880: incorporated herein

ITEM  28.     UNDERTAKINGS

     The  KingThomason  Group,  Inc.  will:

     For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San
Ramon,  state  of  California,  on  May 20,  2003.

                                       THE  KINGTHOMASON  GROUP,  INC.


                                       By:/s/  Thomas  E.  King  III
                                          --------------------------------------
                                          T.  E.  King,  III,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


                                       /s/  Thomas  E.  King  III
Date:  May  20,  2003                  -----------------------------------------
                                       T.  E.  King,  III,  President,  Chief
                                       Financial Officer and  Director


                                       /s/  Hume  A.  Tom  Thomason
Date:  May  20,  2003                  -----------------------------------------
                                       Hume  A.  Tom  Thomason,  Secretary, and
                                       Director

PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.

                          The KingThomason Group, Inc.
                          Commission File No. 333-90820


                                  EXHIBIT INDEX
                  POST-EFFECTIVE AMENDMENT NO. 4 TO FORM SB-2


     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item
     -------                              ----

     3          -    Articles of Incorporation of The KingThomason Group,  Inc.*

     3.2        -    Bylaws  of  The  KingThomason  Group,  Inc.*

     5          -    Opinion  of  Thomas  J. Kenan, Esquire, on the  legality of the  securities  being  registered.++

     10.1       -    Royalty   Agreement   for   Association   Program   between
                     KingThomason  Financial   Services,  Inc.,   a   California
                     corporation,  and  California  Restaurant  Association,   a
                     California  not-for-profit  corporation.*

     10.2       -    Payor Agreement between KingThomason,  Inc.,  a  California corporation, and California Foundation for  Medical  Care.*

     10.3       -    Executive  General  Agent  Agreement  between  KingThomason
                     Insurance Company, Inc. and Jefferson Pilot Life  Insurance
                     Company.*

     10.4       -    Payor Agreement  between  KingThomason, Inc. (National Limo
                     Group)  and  California  Foundation  for  Medical  Care.*

     10.5       -    2001 Stock Option Plan  adopted  by The KingThomason Group,
                     Inc.***

     10.6       -    Strategic  Marketing  Agreement  of  April  1,  2002  Among
                     KingThomason  Credit Cards  Services,  Inc.;  International
                     Medical  Management,  Inc.;  and  The  IPA  Association  of
                     America.++

     10.7       -    Agreement of April 1, 2002 between KingThomason Credit Card
                     Services,  Inc.  and  Cal-Centurion  Management   Insurance
                     Services, Inc.,  the  agent  for   Los  Angeles  Foundation
                     for  Medical  Care.++

     10.8       -    Strategic   Marketing   Agreement   of   January  1,  2003,
                     between  KingThomason Credit Card  Services,  Inc. and Debt
                     Alliance Services, LLC.+++

     16.1       -    Letter  of  October 9, 2001  of  Coates  Accountancy  Corp.
                     agreeing  with  the  statements  made  in   a  Form  S-4 by
                     KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

     16.2       -    Letter  of  April 16, 2002  of  Hogan & Slovacek.  agreeing with  the  statements  made by The KingThomason Group, Inc.
                     concerning    its    change   of   principal    independent
                     accountants.****

     21         -    List  of  subsidiaries  of  the  Registrant**

     23         -    Consent of  Kabani & Company, Inc., independent auditors of
                     The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.2.)

     23.1       -    Consent  of  Thomas J. Kenan, Esquire, to the  reference to him  as an attorney who has passed upon certain information
                     contained  in  the  Registrant's  Form  SB-2   Registration
                     Statement.  (Superseded by Exhibit 23.3.)

     23.2       -   Consent of Kabani & Company, Inc.,  independent  auditors of
                    The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.4.)

     23.3       -   Consent  of  Thomas J. Kenan, Esquire,  to  the reference to him  as an attorney  who has passed upon certain information
                    contained  in   the  Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.5.)

     23.4       -   Consent of  Kabani & Company, Inc.,  independent auditors of
                    The KingThomason Group, Inc. and subsidiaries. (Superseded by Exhibit 23.6.)

     23.5       -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has  passed  upon certain information
                    contained  in  the  Registrant's  Form  SB-2    Registration
                    Statement.  (Superseded by Exhibit 23.7.)

     23.6       -   Consent  of  Kabani & Company, Inc., independent auditors of
                    The KingThomason Group, Inc. and subsidiaries.   (Superseded
                    by Exhibit 23.8.)

     23.7       -   Consent  of  Thomas J. Kenan,  Esquire,  to the reference to him  as an attorney  who has passed upon certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.9.)

     23.8       -   Consent  of  Kabani & Company, Inc., independent auditors of
                    The KingThomason Group, Inc and subsidiaries. (Superseded by Exhibit 23.10.)

     23.9       -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has  passed  upon certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.  (Superseded by Exhibit 23.11.)

     23.10      -   Consent of  Kabani  &  Company,  Inc.,  independent auditors of  The  KingThomason  Group,  Inc.  and  subsidiaries.

     23.11      -   Consent of Thomas J. Kenan, Esquire, to the reference to him as  an  attorney  who  has passed  upon  certain information
                    contained  in  the   Registrant's  Form  SB-2   Registration
                    Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6, 2001;
           incorporated  herein.

     *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on
           October 11, 2001;  incorporated  herein.

     *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

     **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

     ++    Previously filed with Form SB-2,  Commission  File # 333-90820, EDGAR
           Accession  #0001060830-02-000099   on  June  20,  2002;  incorporated
           herein

     +++ Previously filed with Form 10-KSB for the fiscal year ended December 31, 2002, Commission File # 333-60880; incorporated herein

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 12, 2003, with respect to the financial statements of The KingThomason Group, Inc., and subsidiaries, included in a Form SB-2 Registration Statement of The KingThomason Group, Inc.



                                        /s/  Kabani  &  Company,  Inc.

                                        Kabani  &  Company,  Inc.

Fountain  Valley,  California

May  24,  2003







                                                                   Exhibit 23.10
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -----
OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                  May 20, 2003


T.E.  King  III,  President
The  KingThomason  Group,  Inc.
3180  Crow  Canyon  Place,  #205
San  Ramon,  CA   94583
                                       Re:     The  KingThomason  Group,  Inc.

Dear  Mr.  King:

     The undersigned is named in the Form SB-2 Registration Statement of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with a secondary offering of 98,900 shares of common stock being offered by nine selling security holders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                                       Sincerely,


                                       /s/  Thomas  J.  Kenan

                                       Thomas  J.  Kenan





                                                                   Exhibit 23.11
                                                                Page 1 of 1 Page